UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Flowserve Corp.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FLOWSERVE CORPORATION 5215 N. O’CONNOR BLVD. SUITE 700 IRVING, TX 75039

Your Vote Counts!

FLOWSERVE CORPORATION

2025 Annual Meeting

Vote by May 15, 2025 11:59 PM ET. For shares held in the
Flowserve Corporation Retirement Savings Plan (“the Plan”),
vote by May 13, 2025 11:59 PM ET.

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You invested in FLOWSERVE CORPORATION and it’s time to vote!
You have the right to vote on proposals being presented at the 2025 Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 16, 2025.

Get informed before you vote
View the Notice, Proxy Statement and 2024 Annual Report online OR you can receive a free paper or email copy of the materials by requesting prior to May 2, 2025. If you would like to request a copy of the materials for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote Virtually at the Meeting* May 16, 2025 11:30 A.M. CDT
Virtually at: www.virtualshareholdermeeting.com/FLS2025

*The company will be hosting the meeting live via the Internet this year at the website address above. Please check the proxy materials for instructions on how to access the 2025 Annual Meeting as well as for information regarding how to vote online, by phone or by mail before the meeting.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials at www.ProxyVote.com or easily request a paper copy. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to obtain the proxy materials and vote on these important matters.

Voting Items		Board Recommends
1.	Election of Directors
Nominees:
1a.	R. Scott Rowe	For
1b.	Sujeet Chand	For
1c.	Ruby R. Chandy	For
1d.	Gayla J. Delly	For
1e.	John L. Garrison	For
1f.	Cheryl H. Johnson	For
1g.	Michael C. McMurray	For
1h.	Thomas B. Okray	For
1i.	Ross B. Shuster	For
1j.	Kenneth I. Siegel	For
Company Proposals
2.	Advisory vote to approve named executive officer compensation.	For
3.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent auditor for 2025.	For
Shareholder Proposal
4.	Shareholder Proposal requesting the elimination of the one-year holding period requirement to call a special shareholder meeting.	Against
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

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